LB-UBS Commercial Mortgage Trust 2001 - C7 Delinquent Loan Status Report 1/11/2002 S4 S61 S57 S58 S62 or S63 P8 P7 P37 P39 P38 P25 P10 P11 P58 P54 P55 P81 P74 P75 P35 P77 P79 P42 P82 P76 (a) (b) (c) (d) (e)=a+b+c+d (f)=P38/P81 (g)=(.92*f)-e (h)=(g/e) Prospectus ID Prop Type City State Sq Ft or Units Paid Thru Date Scheduled Loan Balance Total P&I Advances To Date Total Expenses To Date Other Advances (Taxes & Escrow) Total Exposure Current Monthly P&I Current Interest Rate Maturity Date LTM NOI Date LTM NOI LTM DSCR ***Cap Rate Assigned Value using NOI & Cap Rate Valuation Date "Appraisal BPO or Internal Value**" Loss using 90% Appr. or BPO (f) Estimated Recovery % Total Appraisal Reduction Realized "Transfer Date" Resolu-tion Date FCL Start Date Exp FCL Sale Date Workout Strategy Comments 90 DAYS DELINQUENT 60 DAYS DELINQUENT 30 DAYS DELINQUENT CURRENT & AT SPECIAL SERVICER FCL - Foreclosure LTM - Latest 12 Months either Last Annual or Trailing 12 months *** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.